ARTICLES OF INCORPORATION

                                       OF

                                DNA MEDICAL,INC.

      WE, THE UNDERSIGNED, natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                ARTICLE I - NAME

The name of this corporation is: DNA MEDICAL, INC.

                              ARTICLE II - DURATION

The duration of THIS corporation is perpetual.

                             ARTICLE III - PURPOSES

      A. The purposes for which this corporation is organized are to engage in and carry on the business of the research, design, development, manufacture and marketing of medical, health care and other products, and to purchase, acquire, own, hold, lease, mortgage, encumber, sell and dispose of any and all kinds and character of real, personal and mixed property.

      B. This corporation shall have all of the powers granted or allowed by the Utah Business Corporation Act, as may be amended from time to time, and all of the powers necessary or convenient to effect any or all of the purposes for which this corporation is organized.

      C. This corporation shall have power to acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, MORTGAGE, PLEDGE, HYPOTHECATE, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including, without limitiation, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted and unreserved earned surplus and/or unrestricted and unreserved capital surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

      D. This corporation shall have power to act as fully and to the same extent as a natural person might, or could do, in any part of the world as principal, agent, partner, general or limited, trustee or otherwise, either alone or in conjunction with any person, firm or corporation.

                               ARTICLE IV - STOCK

      The aggregate number of shares of common stock which this corporation shall have authority to issue is 20,000,000 shares, $0.0001 par value per share.

                           ARTICLE V - INDEMNIFICATION

      This corporation shall indemnify all officers, directors and agents to the fullest extent permitted by Utah law.

                         ARTICLE VI - SHAREHOLDER RIGHTS

      The authorized and treasury stock of this corporation may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine.

      Shareholders shall not have pre-emptive rights to acquire shares of common stock of this corporation. No shareholder shall have the right to accumulate his votes in electing directors of the corporation.


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


                        ARTICLE VII - COMMENCING BUSINESS


            This corporation shall not commence business until consideration of a value of at least $1,000.00 has been received for the issuance of shares of common stock.


                     ARTICLE VIII - INITIAL OFFICE AND AGENT


            The address of this corporation's initial registered office and the name of its initial registered agent at such address are:


                        Donald Holbrook

                        7673 Caballero Drive Sandy, Utah 84092

                        ARTICLE IX - DIRECTORS

            The number of Directors shall be not less than three (3). The number of Directors constituting the initial Board of Directors is three. Thereafter, the number of Directors shall be determined by the By-laws. The names and addresses of persons who are to serve as Directors until the first annual meeting of shareholders, or until their successors are elected and qualified, are:


                      Donald Holbrook               7673 Caballero Drive Sandy,
                                                    Utah 84092

                      David S. Monson               792 Northview Drive
                                                    Salt Lake City, Utah 84103


                      Rainer M. Dahl                1661 Federal Heights Drive
                                                    Salt Lake City, Utah 84103

                            ARTICLE X - INCORPORATORS

     The names AND ADDRESSES of the INCORPORATORS are:

     Donald Holbrook                                  7673 CABALLERO DRIVE
                                                      Sandy, Utah 84092
     David S. Monson                                  792 NORTHVIEW DRIVE
                                                      SALT LAKE CITY, Utah 84103
     Rainer M. Dahl                                   1661 Federal Heights Drive
                                                      SALT LAKE CITY, Utah 84103

                          ARTICLE XI - COMMON DIRECTORS

      No contract or other transaction BETWEEN THIS CORPORATION and one or more of its Directors or ANY OTHER CORPORATION, FIRM, ASSOCIATION or entity in WHICH ONE OR more-of ITS DIRECTORS ARE DIRECTORS or officers or are financially interested, shall be either void or voidable BECAUSE OF SUCH RELATIONSHIP OR INTEREST, OR because such DIRECTOR OR DIRECTORS ARE present at THE MEETING of the Board OF DIRECTORS, or a committee thereof, WHICH authorizes, APPROVES OR ratifies SUCH CONTRACT OR TRANSACTION, or because HIS OR THEIR votes are counted for such PURPOSE if: (a) the fact of such relationship or interest is DISCLOSED or known to THE BOARD OF DIRECTORS OR committee which AUTHORIZES, approves or RATIFIES THE CONTRACT OR transaction by VOTE or consent SUFFICIENT FOR THE PURPOSE WITHOUT COUNTING THE VOTE or consent of SUCH INTERESTED DIRECtor; or (b) the FACT OF SUCH RELATIONSHIP OR INTEREST IS DISclosed or known to the shareholders ENTITLED TO vote and THEY authorize, approve or ratify such contract or transaction by vote or WRITTEN CONSENT; or (c) THE CONTRACT OR TRANSACTION is fair and REASONABLE to the corporation. Common or interested Directors may be counted in DETERMINING THE PRESENCE OF A quorum at a MEETING OF the Board of DIRECTORS OR COMMITTEE thereof WHICH AUTHORIZES, approves or RATIFIES SUCH CONTRACT OR transaction.


                        ARTICLE XII - SECTION 1244 STOCK


      SHARES OF COMMON stock of THIS CORPORATION AUTHORIZED and ISSUED PURSUANT TO these ARTICLES OF INCORPORATION ARE, FOR PURPOSES OF THE INTERNAL Revenue CODE OF 1954, as AMENDED, AUTHORIZED AND ISSUED in COMPLIANCE WITH AND AS PRESCRIBED BY Section 1244 OF THE Internal REVENUE CODE OF 1954, as AMENDED, AND SHALL BE KNOWN AS "Section 1244 STOCK".

                                            DATED this 30th day of April, 1981.

                                            INCORPORATORS:



                                            DONALD HOLBROOK




                                            DAVID S. MONSON



                                            RAINER M. DAHL

STATE OF UTAH            )
.. ss.                    )
COUNTY OF SALT LAKE      )

      I, Stacey H. Edgington, a Notary Public, hereby certify that on the 30th day of April, 1981, personally appeared before me, Donald Holbrook, David S. Monson and Rainer M. Dahl, who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

                       DATED this 30th day of April, 1981.




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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                DNA MEDICAL, INC.

      WE, THE UNDERSIGNED, PURSUANT TO the Utah Business Corporation Act, hereby adopt the following Articles of Amendment as a revision of the Articles of Incorporation of DNA Medical, Inc.: FIRST: The name of the corporation is DNA Medical, Inc. SECOND: The duration of the corporation is PERPETUAL.

      THIRD: The FOLLOWING AMENDMENTS to the Articles of Incorporation were approved by the shareholders: Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows: ARTICLE I Corporate Name The name of this corporation is: UNITED HERITAGE CORPORATION.

FOURTH: The amendments set forth in Article THIRD ABOVE WERE ADOPTED September 15, 1987.

FIFTH: The number of SHARES ISSUED and outstanding as of the 15th day of September, 1987, was 28,454,281 of which 14,889,282 were present and voting at the shareholders meeting held on said date, which constituted a quorum.

SIXTH: 11,915,755 shares VOTED FOR such amendments, and 358,519 shares voted against such amendments. DATED this 15th day of September, 1987. -


                                                     WALTER G. MIZE, PRESIDENT


                                                     JOHN KELLY, SECRETARY
STATE OF UTAH              )
ss.                        )
COUNTY OF SALT LAKE        )


            I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 15th day OF SEPTEMBER, 1987, PERSONALLY APPEARED BEFORE me WALTER G. MIZE and JOHN KELLY, WHO BEING BY ME FIRST duly sworn( SEVERALLY DECLARED THAT THEY ARE THE persons WHO signed the foregoing Articles of Amendment as corporate officers of DNA MEDICAL, INC., and that the statements contained therein ARE TRUE. DATED this 15th day of September,1987.


                                   Lyndon Pick
                                 NOTARY PUBLIC/

             My Commission Expires:

             11-30-87                               Residing at Centerville Utah


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



                            ARTICLES OF INCORPORATION
                                       Of
                                DNA MEDICAL INC.

      Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The name of the corporation is DNA Medical Inc.

      SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 4, 1984, in the manner prescribed by the Utah Business Corporation Act:

      Article IV of the Articles of Incorporation is amended in full to read as follows

                         ARTICLE IV - AUTHORIZED SHARES

This corporation is authorized to issue two classes of shares, to be designated respectively Common Shares and Preferred Shares, as follows:

(a) The total number of Common Shares which this corporation shall have authority to issue is 40,000,000, $0.0001 par value per share.

(b) The total number of Preferred Shares which this corporation shall have authority to issue is 5,000,000, par value $0.0001 per share. The Board of Directors shall have authority, without shareholder approval and by resolution of the Board of Directors, to divide this class of Preferred Shares into series, to designate each such series by a distinguishing letter, number, or title so as to distinguish the shares thereof from the shares of all other series and classes, and to fix and determine the following relative rights and preferences of the shares of each series so established: (i) the-rate of dividend, (ii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iii) the amount payable upon the shares in the event of involuntary liquidation, (iv) the amount payable upon the shares in the event of voluntary liquidation, (v) any sinking fund provisions for the redemption or purchase of the shares, and (vi) the terms and conditions on which the share may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was 15,126,000, and the number of shares entitled to vote thereon was 15, 126, 000.

FOURTH: The number of shares voted for such amendment was 8,003,687, and the number of shares voted against such amendment was 559,683.

      DATED October 2, 1984.


                                                     DNA MEDICAL INC.

                                                     By /s/ Donald Holbrook
                                                     Its President


                                                     /s/By William S. Barth
                                                     Its Assistant Secretary

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                              ARTICLES OF MERGER OF
                                   G & A, INC.
                                      INTO
                           UNITED HERITAGE CORPORATION

Pursuant to applicable provisions of the Utah Business Corporation Act, G & A, INC., a Colorado corporation, and UNITED HERITAGE CORPORATION, a Utah corporation, adopt the following Articles of Merger and certify as follows:

1. An Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference, wherein G & A, INC., is to be a merged into UNITED HERITAGE CORPORATION, was approved by consent resolutions of the Boards of Directors of both G & A, INC., and UNITED HERITAGE CORPORATION, and by the appropriate vote of the Shareholders of both G & A, INC., and UNITED HERITAGE CORPORATION, as of the 29th day of December 1988.

2. The sole Shareholders, holding 50,000 shares of G & A, INC., which constitutes all of the issued and outstanding stock of G & A, INC., executed a Shareholder's Consent Resolution on the 29th day of December 1988, approving the Plan of Merger. Pursuant to the Colorado Corporation Code, such Shareholder's Consent Resolution has the same force and effect as a unanimous vote of shareholders.

      3. UNITED HERITAGE CORPORATION has 10,002,680 shares of stock issued and outstanding. Of such shares, 8,466,040 voted for adoption of the Agreement & Plan of Merger, and 3,926 voted against.

                      DATED this 29th day of December 1988.

                                 G & A, INC., a Colorado Corporation
                                 By: Cecil L. Hunt, President
ATTEST:
Ann Hunt,' Secretary
                                 UNITED HERITAGE CORPORATION, a Utah Corporation
                                 By: Walter G. Mize, President
ATTEST:
John Kelly, Secretary

                                   EXHIBIT "S"


                         AGREEMENT AND PLAN OF MERGER OF
                   G & A, INC. AND UNITED HERITAGE CORPORATION

THIS AGREEMENT AND PLAN OF MERGER (hereinafter "Plan") is for the purpose of effecting the merger of G & A, INC., a Colorado corporation, into UNITED HERITAGE CORPORATION, a Utah corporation (hereinafter collectively referred to as "Merging Corporations"), in accordance with Utah Code Annotated,Section 16-10-66, et seg., and Colorado Revised Statutes, Article 7-7-101, et seq.

WHEREAS, the authorized capital stock of G & A, INC., consists 100,000 shares of common stock, with no par value, of which 50,000 shares are issued and outstanding;

WHEREAS, the authorized capital stock of UNITED HERITAGE CORPORATION consists of 40,000,000 shares of $.0001 par-value common stock, of which 10,002,680 shares are issued. and outstanding; and

WHEREAS, the Board of Directors of both G & A, INC., and UNITED HERITAGE CORPORATION, deem it advisable for the general welfare and advantage of said corporations and their shareholders that the Merging Corporations merge into a single corporation pursuant to this Plan for the purpose of . combining separate entities;

NOW, THEREFORE, upon adoption hereof by the Board of Directors and Shareholders of both G & A, INC., and UNITED HERITAGE CORPORATION, and on the following terms and conditions, G & A, INC., shall be merged into UNITED HERITAGE CORPORATION, which shall continue its corporate existence and be the corporation surviving the merger. UNITED HERITAGE CORPORATION shall hereafter sometimes be referred to as the "Surviving Corporation." The terms and conditions of the merger to be approved (hereafter referred to as the "Merger") -shall be as set forth below.

                                   ARTICLE I

                                 Effective Date

`1.1 The Effective Date of the Merger shall be the date as of which Articles of Merger shall have been filed with both the Lieutenant GOVERNOR for the State of Utah and the Secretary of State of the State of Colorado. As of such date the separate existence of G & A, INC., shall cease, and it shall be merged into the Surviving Corporation.

                                   ARTICLE II
                   Governinq Law; Certificate of Incorporation

      2.2 The laws which are to govern the Surviving Corporation are the laws of the State of Utah, and the address of the registered agent of the Surviving CORPORATION is Lyndon L. Ricks, Esq., c/o Allen Nelson Hardy & Evans, 215 South State, Suite 900, Salt Lake City, UT 84111. . The Articles of Incorporation of UNITED HERITAGE CORPORATION shall remain in effect until the same shall be amended or altered in accordance with the provisions thereof.

                                   ARTICLE III
                                     Bylaws

      3.1 The Bylaws of UNITED HERITAGE CORPORATION shall remain in effect as the Bylaws of the Surviving Corporation until the same shall be altered or amended in accordance with the provisions thereof.

                                   ARTICLE IV
                             Directors and Officers

      4.1 The Board of Directors of UNITED HERITAGE CORPORATION, on the Effective Date of the Merger, shall be five members who shall be John Kelly, Walter G. Mize, C. Dean Boyd, Jack Auldridge, Sr. and Dr. Joe Martin and until their respective successors are duly elected and qualified. Subject to the authority of the Board of Directors as provided by law, and the Bylaws of the Surviving Corporation, the officers of UNITED HERITAGE CORPORATION, on the Effective Date of the Merger, and until their respective successors are duly elected and qualified shall be:


                   Officer                                  Position
                   -------                                  ---------
                   Walter G. Mize                           President
                   John Kelly                               Secretary


                                    ARTICLE V
                       Conversion of Shares in the Merger


The mode of carrying into effect the Merger provided in this Plan, and the manner and basis of converting or cancelling shares of the Merging Corporation are as follows:

      5.1 Common Stock of UNITED HERITAGE CORPORATION. None of the shares of common stock of UNITED HERITAGE CORPORATION which are issued as of the Effective Date of the Merger shall-be converted as a result of the Merger; and all of such shares shall remain issued shares of common stock of UNITED HERITAGE CORPORATION.

      5.2 Common Stock of G & A, INC. At the Effective Date of the Merger, each share of common stock of G & A, INC., issued and outstanding shall be converted into and become twenty (20) shares of stock of the surviving Corporation and each holder of outstanding common stock of G & A, INC., upon surrender to the Surviving Corporation of one or more stock certificates for common stock of G & A, INC., for cancellation, shall be entitled to receive one or more stock certificates for the full number of shares of. stock of the Surviving Corporation into which the common stock of G & A, INC., so surrendered shall have been converted as aforesaid.

      5.3 Surrender of Certificates. As soon as practicable after the Effective Date of the Merger, the stock certificates representing common stock of G & A, INC., which are issued and outstanding on the Effective Date shall be surrendered and cancelled as above provided.

                                   ARTICLE VI
                              Effect of the Merger

      6.1 Rights and Obligations. As of the Effective Date of the Merger, the Surviving Corporation shall succeed to, possess and enjoy, without other transfer, all of the rights, privileges, immunities, powers, and franchises, both of a public and a private nature, and be subject to all of the restrictions, disabilities, and duties of each of the Merging Corporations. All such rights, privileges, immunities, powers, and franchises, and all real and personal property, and 'all debts- due to any of said Merging Corporations on whatever account, shall then be vested in the Surviving Corporation as effectually as they were in the respective Merging Corporations, and the title to any real estate vested by deed or otherwise in any of said Merging Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of any of said Merging Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens on the Effective Date of the Merger, and all debts, liabilities, and duties of said Merging Corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said DEBTS, LIABILITIES, and duties had been incurred or contracted by the Surviving Corporation.

      6.2 Service of Process. The Surviving Corporation hereby agrees that it may be served with process in Utah in any proceeding for the enforcement of any OBLIGATION of G & A, INC., by service upon its registered agent at its registered office.

                                   ARTICLE VII
                               Accounting Matters

      7.1 The assets and liabilities of the Merging Corporations as of the Effective Date of the merger shall be taken up on the books of the Surviving Corporation at the amounts at which they shall then be carried on the books of the respective Merging Corporations. The amount of capital of the Surviving Corporation after the Merger shall be equal to the sum of the aggregate capital of the Merging Corporations. The surplus of the Surviving Corporation after the-Merger, including any surplus arising in the Merger, shall be available to be used for any legal purposes for which surplus may be used.

                                  ARTICLE VIII
                 Notice to Shareholders: Filing of Certificates


      8.1 Notice to Shareholders. A copy of this Plan will be submitted for approval to all of the shareholders of both of the Merging Corporations. .

      8.2 Filing of Articles of Merger. Subject to the conditions contained in this Plan, separate Articles of Merger shall be executed and filed with both the Lieutenant Governor of Utah and the Secretary of State of Colorado as required by law.

                                   ARTICLE IX
                                Further Documents

      9.1 If at any time the surviving Corporation shall consider or be advised that any further assignment- or assurance in law or other action is necessary or desirable to vest, perfect, OR CONFIRM, of record or otherwise, in the surviving corporation, the title to any property or rights any of the Merging Corporations acquired or to be acquired by or as a result of the Merger, the proper officers and directors of any or all of the Merging Corporations shall be and they hereby are severally and fully authorized to execute and deliver such proper deeds, assignments, and assurances in law and take such other action as may be necessary or proper in the name of any or all of the Merging Corporations to vest, perfect, or confirm title to such property or rights in UNITED HERITAGE CORPORATION and otherwise carry out the purposes of this Plan.

                                    ARTICLE X
                 Termination and Amendments: General Provisions


      10.1 Except to the extent prohibited by law, this Plan may be terminated or amended by resolution of the Boards of Directors of both G & A, INC., and UNITED HERITAGE CORPORATION at any time prior to the Effective Date.

                        . DATED this 29th day of December
                                1988. G & A, INC., a Colorado
                                Corporation

                                Cecil L. Hunt, President
ATTEST:

Ann Hunt, Secretary
                                UNITED HERITAGE CORPORATION, a Utah Corporation

                                By: Walter G. Mize, President_
ATTEST
John Kelly, Secretary

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                            ARTICLES OF INCORPORATION

                                       OF

                           UNITED HERITAGE CORPORATION


To the Division of Corporations and Commercial Code State of Utah Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the corporation hereinafter named (the "corporation") does hereby adopt the following Articles of Amendment:

      1. The name of the corporation is United Heritage Corporation.

      2. Article IV(a) of the Articles of Incorporation of the corporation is hereby amended in its entirety to read as follows:

                        "ARTICLE IV - AUTHORIZED SHARES.

      (a) The total number of Common Shares which this corporation shall have authority to issue is 100,000,000, $0.001 par value per share."

      3. The date of adoption of the aforesaid amendments was March 21, 1995.

      4. The designation, the number of outstanding shares, the number of shares entitled to be cast by the voting group on the said amendments, and the number of votes of the voting group indisputably represented at the meeting at which the said amendments were approved are as follows:

      a.    Designation of voting group: Common Stock


      b. The number of shares of common stock issued and outstanding as of March 21, 1995: 15,204,619

      c. The number of shares of common stock entitled to vote on the amendments: 15,204,619

      d. The number of shares of common stock indisputably represented at the meeting: 13,970,612

      5. The total number of votes cast for and against the amendment to increase the number of authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares by the voting group entitled to vote on the said amendment is as follows:

      a.    Designation of voting group: Common Stock

      b.    The number of votes of the voting group cast for the amendment:
            13,217,909

      C.    The number of votes of the -voting group cast against the amendment:
            692,563

      6. The total number of votes cast for and against the amendment to increase the par value of the Common stock from $0.0001 to $0.001 per share by the voting group entitled to vote on the said amendment is as follows:

      a.    Designation of voting group: Common Stock


      b.    The number of votes of the voting group cast for the amendment:
            13,673,043

      c.    The number of votes of the voting group cast against the amendment:
            242,125

      7. The said number of votes cast for each amendment was sufficient for the approval thereof by the said voting group. Executed on April 13, 1995.


                                            UNITED HERITAGE CORPORATION

                                            Walter G. Mize, President

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                           UNITED HERITAGE CORPORATION


To the Division of Corporations and Commercial Code State of Utah

Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the corporation hereinafter named (the "corporation") does hereby adopt the following Articles of Amendment:

      1. The name of the corporation is United Heritage Corporation.


      2. Article IV(a) of the Articles of incorporation of the corporation is hereby amerded in its entirety to re.*: as follows:

      "ARTICLE IV - AUTHORIZED SHARES. (a) The total number of Common Shares which this corporation shall have authority to issue is 125,000,000, $0.001 par value per share."

      3. The date of adoption of the aforesaid amendment was May 7, 1997.

      4. The designation, the number of outstanding shares, the number of shares entitled to be cast by the voting group on the said amendment, and the number of votes of the voting group indisputably represented at the meeting at which the said amendment were approved are as follows:

         a. Designation of voting group: Common Stock

         b. The number of shares of common stock issued and outstanding as of April 11, 1997: 96,021,542

         c. The number of shares of common stock entitled to vote on the amendments: 96,021,542

         d. The number of shares of common stock indisputably represented at the meeting: 84,977,860

      5. The total number of votes cast for and against the amendment to increase the number of authorized shares of Common Stock from 100,000,000 shares to 125,000,000 shares by the voting group entitled to vote on the said amendment is as follows:

         a. Designation of voting group: Common Stock


         b. The number of votes of the voting group cast for the Wtendment:
            84,977,860

         c. The number of votes of the voting group cast against the amendment:
            -0

      6. The said number of votes cast for the amendment was sufficient for the approval thereof by the said voting group. Executed on May 7, 1997.


                                               UNITED HERITAGE CORPORATION


                                               By: Walter G. Mize, President and
                                               Chief Executive Officer